Exhibit 10.3
SECURED PROMISSORY NOTE

U.S. $18,500,000.00	March 1, 2006
     FOR VALUE RECEIVED, the undersigned, SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (“Parent”), MEGA MEDIA HOLDINGS, INC., a Delaware corporation (“MMH”) and WDLP LICENSING, INC., a Delaware corporation (“Mega-Sub” and, together with Parent and MMH, individually and collectively, jointly and severally, “Maker”), HEREBY PROMISES TO PAY to the order of WDLP BROADCASTING COMPANY, LLC, a Delaware limited liability company as to an undivided eighty-five percent (85%) interest and ROBIN BROADCASTING COMPANY, LLC, a Delaware limited liability company as to an undivided fifteen percent (15%) interest (individually and collectively, together with their respective successors and assigns, “Holder”), the amount of EIGHTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S. $18,500,000) (“Principal Balance”).
     1. Maturity Date; Payments.
          (a) The Principal Balance and any other sums due under this Note shall be due and payable to Holder on or before January 2, 2009, or such earlier date determined under Section 7 below (the “Maturity Date”). All payments hereunder shall be made in lawful money of the United States of America and in same day immediately available funds by confirmed wire transfer to a bank account designated by Holder.
          (b) This Note may be prepaid at any time in whole or in part from time to time without penalty or premium upon Maker giving notice to Holder of Maker’s election to prepay not less than five (5) business days prior to the date of prepayment.
          (c) The date on which any payment is to be made by Maker under this Section 1, whether by reason of a prepayment elected by Maker as above provided or by reason of the Maturity Date, is referred to as the “Payment Date”.
     2. Interest. Provided that all amounts due under this Note are paid on or before the Maturity Date, this Note shall bear no interest. In the event that any amount due under this Note is not paid at or prior to the Maturity Date, then the entire then unpaid Principal Balance, together with any other amounts then due under this Note, shall bear interest at the rate of ten percent (10%) per annum from the applicable Payment Date until the date such unpaid amount is fully paid to Holder.
     3. Lost or Destroyed Note. Upon receipt by Maker of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to Maker or, in case of any such mutilation, upon surrender and cancellation of this Note, Maker will issue a new Note of like tenor in lieu of this Note.
     4. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
     5. Amendment and Modification. No change, waiver, modification or amendment of this Note shall be effective without the prior written approval of both Maker and Holder.
     6. Costs and Expenses. Maker agrees to pay on demand all costs and expenses, if any, including counsel fees and expenses, in connection with the collection or enforcement of this Note or any other Loan Document (as defined in Section 9 below), or realization upon any other security for repayment of this Note, or in protecting or sustaining the lien or priority of or rights to such security, or in any other proceeding or controversy arising from or related to this Note or any other Loan Document (whether through demand, negotiations, workout, settlement, legal proceedings or otherwise).
     7. Acceleration Event. Subject to the cure rights specified in this Section, the Maturity Date shall be accelerated to be, and this Note shall become immediately due and payable in full on, the date that any of the following circumstances occurs (each, an “Acceleration Event”) with respect to any Maker:
          (a) the appointment of a receiver, liquidator, or trustee;
          (b) the filing of any involuntary petition for bankruptcy or reorganization;
          (c) the filing of a voluntary petition for bankruptcy or reorganization;
          (d) the dissolution, termination of existence, insolvency or business failure of Maker;
          (e) any assignment for the benefit of creditors;
          (f) the making or suffering of a fraudulent transfer under applicable federal or state law;
          (g) the concealment of any of Maker’s property in fraud of creditors;
          (h) upon a Change in Control (as defined in Section 8 below);

          (i) the occurrence of a Default or an Event of Default (as said terms are defined in the Security Agreement) under any of the Loan Documents other than this Note;
          (j) upon the failure of Maker to pay Holder any amount due under this Note on or prior to the Payment Date thereof;
          (k) the breach of any representation or warranty contained in this Note; or
          (l) if prior to January 31, 2013, Maker shall make any filings in objection to any future proposed move of the Key West facility (FCC Facility I.D. No. 27387) for WGEN-TV, Channel 8 or WGEN-DT, Channel 12, to serve a different community of license.
Notwithstanding the foregoing, an Acceleration Event shall not occur with respect to the matters described in Subsections (a) or (b) above if, within sixty (60) days after the filing of any involuntary petition in bankruptcy against a Maker or a petition or proceeding for the appointment of a receiver for a Maker, the applicable court dismisses such petition or proceeding.
     8. Change in Control. As used in this Note, the following additional defined terms shall apply:
          (a) “Capital Stock” means (i) in the case of a corporation, shares of capital stock of any kind or nature, including without limitation common stock, preferred stock and warrants or options to acquire stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of such association or business entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          (b) “Change in Control” means:
          (i) The occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition (including, without limitation, by way of any merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) other than to Raúl Alarcón, Jr. (the “Principal”) or a Related Party of the Principal, (2) the adoption of a plan relating to the liquidation or dissolution of the Parent, (3) the consummation of any transaction (including, without limitation, by way of any merger or consolidation) the result of which is that any Person (as defined below), other than the Principal and his Related Parties, becomes the “Beneficial Owner” (as such term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Voting Stock of the Parent, or (4) the

Principal ceases to be the Beneficial Owner, directly or indirectly, of a majority of the voting power of Voting Stock of the Parent (measured by voting power rather than number of shares) as a result of any direct or indirect transfer of securities by the Principal; or
     (ii) The occurrence of any of the following: (1) the merger or consolidation of MMH or Mega-Sub with or into another corporation, limited liability company or other entity in which Maker is not the surviving entity and by which (A) the shares of MMH’s or Mega Sub’s Capital Stock outstanding immediately prior to the merger or consolidation are converted by virtue of the merger or consolidation into other property, whether in the form of securities, cash, or otherwise, and (B) such surviving entity is not controlled by Parent or the Principal (for purposes of this subsection (ii), “control” shall mean ownership by Parent or the Principal of more than 50% of then-outstanding ownership interests and the combined voting power entitled to vote generally in the election of directors or other managing body, as the case may be, of the surviving or purchasing entity), (2) the sale, transfer or other disposition in one or a series of related transactions of either (A) all or substantially all of MMH’s or Mega-Sub’s properties or assets, (B) any one or more of the FCC Licenses or the Stations, or (C) 50% or more of the Capital Stock or the Voting Stock of MMH or Mega-Sub, in any such case to any other Person that is not controlled by Parent or the Principal or (3) the adoption of a plan relating to the liquidation or dissolution of MMH or Mega-Sub, unless as a result thereof substantially all of the assets and properties of MMH or Mega-Sub, as the case may be, are transferred to Parent or to a wholly-owned subsidiary of Parent in connection with such liquidation or dissolution, and provided that immediately following such transfer Parent or such wholly-owned subsidiary, as the case may be, executes and delivers to Holder such documentation as is reasonably requested by Holder to evidence the assumption of this Note and the other Loan Documents by the transferee and the continuation of the first priority Lien in the Collateral and Holder’s rights and remedies with respect to the Licenses under (and as the terms Collateral and Licenses are defined in) the Security Agreement (which is defined in Section 9 below) and with respect to the Pledged Interests under (and as the term Pledged Interests is defined in) the Pledge Agreement (which is defined in Section 9 below).
          (c) “FCC” means the Federal Communications Commission and “FCC License” shall mean any of the licenses, permits or authorizations issued or granted by the FCC for the operation of or used or useful in connection with the operation of a Station, and any of the applications filed with the FCC by Maker or any subsidiary or other affiliate of Maker with respect to a Station.
          (d) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          (e) “Related Party” with respect to the Principal means (i) any spouse or immediate family member of the Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (i).
          (f) “Station” means and refers separately to each of the following: (i) television stations WDLP-TV, Key West, Florida, Channel 22 (and its derivative digital television station, WDLP-DT, Key West, Florida, Channel 3); and (ii) Class A television station WSBS-CA, Channel 50, Miami, Florida.
          (g) “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of the Company, or any authorized committee of the board of directors, of such Person.
     9. Security; Collateral. This Note is secured by the Collateral and various rights and remedies of the Holder pursuant to the terms and conditions of a Security Agreement between MMH, Mega-Sub and Holder of even date herewith (“Security Agreement”), a Pledge Agreement between MMH and Holder, and accepted by Mega-Sub, of even date herewith (“Pledge Agreement”) and all other documents or instruments now or hereafter filed or otherwise contemplated under the Security Agreement (together with the Note, the “Loan Documents”). Reference is hereby made to all other Loan Documents for a description of the nature and extent of the security, the rights of Holder in respect thereof and the terms and conditions upon which any Loan Document is issued. Following an Acceleration Event, Holder may (i) pursue any and all of the rights and remedies available to Holder pursuant to the other Loan Documents and (ii) proceed to protect and enforce its rights hereunder by exercising such rights and remedies as are available to Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in any Loan Document or in aid of the exercise of any power granted in any Loan Document; provided, however, that the maturity of this Note may be accelerated only in accordance with Section 7 above.
     10. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN DELAWARE. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE APPLICABLE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND MAKER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION

AND VENUE. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH MAKER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. MAKER AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BYLAW. THIS CONSENT TO JURISDICTION AND VENUE IS BEING GIVEN SOLELY FOR PURPOSES OF THIS NOTE AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION OR VENUE WITH RESPECT TO ANY OTHER DISPUTE IN WHICH MAKER MAY BECOME INVOLVED. MAKER VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.
     11. Joint and Several Liability; Successors and Assigns. Each Person constituting Maker shall be jointly and severally liable for all the obligations arising under this Note. This Note shall be binding upon Maker and its successors, and shall inure to the benefit of Holder and its successors and assigns. Without limiting the generality of the foregoing, Holder may (i) sell, transfer, assign, pledge, or grant participation in any of its rights under, this Note (and the Loan Documents) in whole or in part to any Person without notice, without the requirement of obtaining any consent of Maker and without affecting Maker’s liability hereunder, and (ii) concurrently therewith or at any time thereafter, provide and forward to each purchaser, transferee, assignee, lender or participant any and all documents and information which Holder now has or may hereafter acquire relating to the Obligations (as defined in the Security Agreement) to Maker, and to the Collateral, whether furnished by Maker or otherwise, as Holder determines necessary or desirable. Maker irrevocably waives any and all rights it may have under any applicable law to prohibit such disclosure, including but not limited to any right of privacy.
     12. Waivers. Except with respect to certain rights of Maker to cure an Acceleration Event as provided in Section 7 hereof with respect to the events described in Sections 7(a) and 7(b) hereof, Maker hereby waives presentment, demand of payment, notice of dishonor, protest, notice of nonpayment and any and all other notices and demands whatsoever. No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by both Maker and Holder. Without limiting the foregoing, no previous waiver and no failure or delay by Holder in acting with respect to terms of this Note shall constitute a waiver of any breach, default or failure of a condition under this Note or any obligations contained herein. Maker further waives exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note, or to any agreement to pay the same, or to any demands.

     13. Interpretation; Construction. This Note has been reviewed and negotiated by Maker at arms’ length with the benefit of or opportunity to seek the assistance of legal counsel. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend or modify the scope or intent of this Note. Any reference to Holder in this Note shall include any successor to or assignee of Holder. Time is of the essence of this Note and of each and every provision hereof. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants. The term “or” is not exclusive.
     14. Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.
     15. Representations as to Parent. By it signature below, Maker represents and warrants to Holder as a further inducement to consummating the transactions contemplated by the Transaction Documents that (a) as of the date hereof, Parent is currently meetings its liabilities as they mature; (b) as of the date hereof, the fair saleable value of Parent’s assets exceeds its liabilities; (c) this Note (i) has been duly authorized, executed and delivered by Parent, (ii) constitutes a legal, valid and binding obligation of Parent enforceable in accordance with its terms, and (iii) does not and will not violate or conflict with any of Parent’s organizational documents, any agreement by which it is bound, or any legal requirement to which Parent is subject, nor is any consent or approval which has not been received required in connection with the execution, delivery, performance, validity or enforceability of this Note; and (d) Parent is currently informed of the financial condition of MMH and Mega-Sub and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of this Note by MMH and Mega-Sub and that it has read and understands the terms and conditions of the Security Agreement and that certain Asset Purchase Agreement among MMH, Mega-Sub and Holder (together with certain subsidiaries of Holder) dated as of July 12, 2005, as amended to date.
     16. Certain Further Waivers. To the extent that Parent as a co-maker of this Note may be deemed in any way to be a surety of the obligations of MMH or Mega-Sub, Parent hereby waives (i) any defenses based on suretyship law or impairment of collateral; (ii) the right by statute or otherwise to require Holder to institute suit against MMH or Mega-Sub (or against any other Person) or to exhaust any rights and remedies which Holder has or may have against MMH or Mega-Sub (or against any other Person); (iii) any rights to assert against Holder any defense (legal or equitable), set-off, counterclaim, or claim which Parent may now or at any time hereafter have against MMH or Mega-Sub or any other party liable to Holder; and (iv) notice of any adverse change in the financial condition of MMH or Mega-Sub or of any other fact that might increase Parent’s risk hereunder.

     17. Notices. All notices, requests, demands, and other communications required or permitted to be given or made by shall be in writing and shall be deemed to have been duly given or made if sent by prepaid overnight courier service to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):
If to Holder:
WDLP Broadcasting Company, LLC
  and Sonia Broadcasting Company, LLC
c/o William C. De La Pena, M.D., Manager
2446 West Whittier Blvd
Montebello, California 90640
Telephone 323-728-5500
with a copy to:
Robert Lewis Thompson, Esq.
Smithwick & Belendiuk, P.C.
5028 Wisconsin Avenue, NW, Suite 301
Washington, D.C. 20016
Telephone: 202-363-4050
and with a copy to:
Donald H. Jones, Esq.
Jones, Kaufman & Ackerman LLP
10960 Wilshire Boulevard, Suite 1225
Los Angeles, CA 90024
Telephone: 310-231-6639
If to Maker:
Spanish Broadcasting System, Inc.
Mega Media Holdings, Inc.
And
WDLP Licensing, Inc.
2601 South Bayshore Drive - PH#2
Coconut Grove, Florida 33133
Attention: Raul Alarcon, Jr., Pres/CEO
Telephone: 305-441-6901

with a copy to:
Jason L. Shrinsky, Esq.
Kaye Scholer LLP
901 15th Street, N.W., Suite 1100
Washington, D.C. 20005
Telephone: 202-682-3506
     Such notices, requests, demands and other communications shall be effective upon actual receipt by the intended recipient. Notice given to counsel shall not be deemed notice to a party.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO SECURED PROMISSORY NOTE

SPANISH BROADCASTING SYSTEM, INC.
a Delaware corporation

By:	/s/ Raul Alarcon, Jr.

Raul Alarcon, Jr.
President/CEO

MEGA MEDIA HOLDINGS, INC.
a Delaware corporation

By:	/s/ Raul Alarcon, Jr.

Raul Alarcon, Jr.
President/CEO

WDLP LICENSING, INC.
a Delaware corporation

By:	/s/ Raul Alarcon, Jr.

Raul Alarcon, Jr.
President/CEO